Exhibit 23

Consent of Independent Registered Public Accounting Firm

Colonial Financial Services, Inc.
Vineland, New Jersey

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 No. 333-169843 of Colonial Financial Services, Inc. of our report dated March 30, 2011, relating to the consolidated financial statements, which appears in the Form 10-K.

/s/ ParenteBeard LLC
Malvern, Pennsylvania
March 30, 2011